UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2009

Wonder Auto Technology, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2009, Wonder Auto Technology, Inc.’s subsidiary Jinzhou Halla Electrical Equipment Co., Ltd. (“Jinzhou Halla”) entered into a joint venture agreement (the “Agreement”) with Korea Teawon Dianzhuang Corporation, a Korean company (“Teawon Dianzhuang”) pursuant to which the parties have agreed to establish a joint venture company named “Jinzhou Wonder Teawon Co., Ltd.”(“Wonder Teawon”) on or about December 1, 2009. Wonder Teawon will primarily engage in the manufacture of solenoid switches for automotive starter, alternator collector rings, starter commutators and other automobile parts.

Under the Agreement, Jinzhou Halla will make cash contribution of $2,000,000 in exchange for 75% of the equity interest in Wonder Teawon. Teawon Dianzhuang will contribute technologies in exchange for 25% of the equity interest in Wonder Teawon.

The description of the Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Agreement, an English summary of which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (d)         Exhibits.

Number	Description

10.1	English Summary of Joint Venture Agreement, dated November 4, 2009, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and Korea Teawon Dianzhuang Corporation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: November 9, 2009

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	English Summary of Joint Venture Agreement, dated November 4, 2009, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and Korea Teawon Dianzhuang Corporation.